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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
               ---------------------------------------------------


                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         THE SIRENA APPAREL GROUP, INC.
           ----------------------------------------------------------

                (Name of Registrant as Specified in its Charter)


           ----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3) Filing Party:

        ------------------------------------------------------------------------

     4) Date Filed:

        ------------------------------------------------------------------------

                         THE SIRENA APPAREL GROUP, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 19, 1998
                            ------------------------

TO THE STOCKHOLDERS OF THE SIRENA APPAREL GROUP, INC.:

     Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of The Sirena Apparel Group, Inc. (the "Company") will be held at the Sheraton Hotel, 888 Montebello Boulevard, Rosemead, California 91770, on Thursday, November 19, 1998, at 11:00 a.m., California time, for the following purposes:

     1. Election of Director. To elect one person to the Board of Directors of the Company, to serve until the annual meeting of stockholders to be held in fiscal year 2002 and until his successor has been elected and qualified. The Board of Directors' nominee is Howard H. Hedinger.

     2. Ratification of Appointment of Independent Auditors. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1999.

     3. Other Business. To transact such other business as properly may come before the Meeting or any adjournment thereof.

     Only persons who are stockholders of record (the "Stockholders") at the close of business on October 19, 1998 are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof.

     The Proxy Statement which accompanies this Notice of Annual Meeting contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

     As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about October 23, 1998.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS AT THE MEETING, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          /s/ MAURICE B. NEWMAN
                                          Maurice B. Newman
                                          Chairman of the Board and
                                          Chief Executive Officer

Dated: October 23, 1998

                         THE SIRENA APPAREL GROUP, INC.
                               10333 VACCO STREET
                        SOUTH EL MONTE, CALIFORNIA 91733
                                 (626) 442-6680

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 19, 1998
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of The Sirena Apparel Group, Inc. (the "Company") for use at the annual meeting (the "Meeting") of the stockholders of the Company to be held on Thursday, November 19, 1998, at the Sheraton Hotel, 888 Montebello Boulevard, Rosemead, California 91770, at 11:00 a.m., California time, and at any adjournment thereof. Maurice
B. Newman and Douglas Arbetman, the designated proxyholders (the "Proxyholders"), are members of the Company's management. Only stockholders of record (the "Stockholders") on October 19, 1998 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournment thereof. This Proxy Statement and the enclosed proxy card (the "Proxy") will be first mailed to Stockholders on or about October 23, 1998.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting will be:

     1. Election of Director. To elect one person to the Board of Directors, to serve until the annual meeting of stockholders to be held in fiscal year 2002 and until his successor has been elected and qualified. The Board of Directors' nominee is Howard H. Hedinger.

     2. Ratification of Appointment of Independent Auditors. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1999.

     3. Other Business. To transact such other business as properly may come before the Meeting or any adjournment thereof.

COST OF SOLICITATION OF PROXIES

     This Proxy solicitation is made by the Board of Directors, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by directors, officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, directors, officers and employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $15,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The authorized capital of the Company consists of (i) 20,000,000 shares of common stock, $0.01 par value ("Common Stock"), of which 5,019,391 shares were issued and outstanding on the Record Date and (ii) 3,000,000 shares of Preferred Stock, none of which have been issued and are outstanding. A majority of the issued and outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

     Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

     The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidate receiving the highest number of votes will be elected. Each other proposal described herein requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Pursuant to Delaware law, abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter, while broker non-votes do not count in the determination of the voting results on any of the matters to be presented to a vote at the Meeting.

     Of the shares of Common Stock outstanding on the Record Date, 1,570,000 shares of Common Stock (or approximately 31.3% of the issued and outstanding shares of Common Stock) were owned by American Industries, Inc. ("American Industries"). American Industries has informed the Company that it will vote "FOR" the election of the nominee to the Board of Directors identified herein and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999, all as described herein.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed or cabled Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

     If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominee and "FOR" the ratification of the appointment of the Company's independent auditors.

     Unless revoked, the shares of Common Stock represented by a properly executed Proxy will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted by the Proxyholders "FOR" the election of the nominee for director identified herein and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

     The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for the Board of Directors' nominee identified herein where death, illness or other circumstance arise which prevent such nominee from serving in such position and to vote such Proxy for such substitute nominee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock (other than depositories), by each executive officer who received salary and bonus at a rate in excess of $100,000 during fiscal 1998 (the "Named Executives"), director and nominee for director of the Company, and by all directors and executive officers as a group.

                                                     AMOUNT AND NATURE
                 NAME AND ADDRESS                      OF BENEFICIAL     PERCENT OF
              OF BENEFICIAL OWNER(1)                   OWNERSHIP(2)       CLASS(3)
              ----------------------                 -----------------   ----------
American Industries, Inc...........................      1,570,000          31.3%
Black & Company, Inc.(4)...........................        683,350          13.6%
Douglas Arbetman(5)................................        200,958           3.8%
Howard H. Hedinger(6)..............................         70,000           1.4%
Henry R. Mandell(7)................................          8,417             *
Ellison C. Morgan(8)...............................         50,000           1.0%
Maurice B. Newman(9)...............................        109,000           2.1%
All directors and executive officers
  as a group (6 persons)...........................        438,375           8.1%

---------------

  *  Less than 1%.

 (1) The address of American Industries, Inc. ("American Industries") is 1750 N.W. Front Avenue, Suite 106, Portland, Oregon 97209, and Black & Company, Inc. is One S.W. Columbia Street, Suite 1200, Portland, Oregon 97258. The business address of each of the directors and executive officers of the Company is 10333 Vacco Street, South El Monte, California 91733.

 (2) Except as otherwise noted below, the named stockholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable.

 (3) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group.)

 (4) Based on a Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") on April 13, 1998. As of March 31, 1998, Black & Company, Inc. beneficially owned 137,600 shares directly, and 545,750 shares indirectly through Mazama Capital Management, LLC, the majority shareholder of which is the current Chairman and beneficial owner of approximately 25% of Black & Company, Inc. Black & Company, Inc. holds a minority interest (less than 5%) in Mazama Capital Management, LLC.

 (5) Consists of 200,958 shares issuable upon the exercise of stock options granted to Mr. Arbetman, the President, Vice Chairman and Secretary and a director of the Company, pursuant to the Company's 1994 Employee Stock Incentive Plan (the "Stock Incentive Plan") on August 12, 1994.

 (6) Mr. Hedinger, a director of the Company, is the President and Chairman of the Board of Directors of American Industries. Mr. Hedinger disclaims beneficial ownership of the shares of Common Stock held by American Industries. Consists of 25,000 shares issuable upon the exercise of stock options granted to Mr. Hedinger pursuant to the Stock Incentive Plan on July 1, 1997, 25,000 shares issuable upon the exercise of stock options granted to Mr. Hedinger pursuant to the Stock Incentive Plan on November 4, 1997 and 20,000 shares owned by Mr. Hedinger's wife, as to which he disclaims beneficial ownership.

 (7) Consists of 8,417 shares issuable upon the exercise of stock options granted to Mr. Mandell, the former Executive Vice President, Chief Financial Officer, Secretary and director of the Company pursuant to the Stock Incentive Plan on August 12, 1994.

                                              (Footnotes continued on next page)

 (8) Mr. Morgan, a director of the Company, is a director of American Industries and the Chairman of 2030 Investors LLC. Mr. Morgan disclaims beneficial ownership of the shares of Common Stock held by American Industries and the 8,700 shares of Common Stock held by 2030 Investors LLC. Consists of 25,000 shares issuable upon the exercise of stock options granted to Mr. Morgan pursuant to the Stock Incentive Plan on July 1, 1997 and 25,000 shares issuable upon the exercise of stock options granted to Mr. Morgan pursuant to the Stock Incentive Plan on November 4, 1997.

 (9) Includes 25,000 shares issuable upon the exercise of stock options granted to Mr. Newman, the Chairman of the Board and Chief Executive Officer and a director of the Company, pursuant to the Stock Incentive Plan on July 1, 1997 and 80,000 shares issuable upon the exercise of stock options granted to Mr. Newman pursuant to the Stock Incentive Plan on November 4, 1997.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be specified in the Bylaws, but in no event shall there be less than three directors. The Company's Bylaws currently provide for a Board of Directors composed of five members. There currently is a vacancy on the Board of Directors due to the resignation of Henry R. Mandell, a former Class II director of the Company. The Company has been conducting a search for a qualified person to fill this vacancy. While the Company has considered certain well-qualified individuals to fill this vacancy, the Company has not identified a nominee at this time, and accordingly, this vacancy will not be filled at the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. The Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes which are elected for staggered three-year terms. The term of each class expires at the annual meeting of stockholders in fiscal 1999 (Class II), 2000 (Class III) and 2001 (Class I). Only the single member of Class II is to be elected at the Meeting.

     Howard H. Hedinger, the Board of Directors' nominee for director, has indicated his willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Mr. Hedinger. In the event that Mr. Hedinger should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Hedinger will be unavailable to serve.

     The directors and executive officers of the Company are set forth below. Officers serve at the discretion of the Board of Directors.

            NAME              AGE                 POSITION                CLASS OF DIRECTOR
            ----              ---                 --------                -----------------
Maurice B. Newman             65    Chairman of the Board,                       III
                                    Chief Executive Officer and Director
Douglas Arbetman              51    President, Vice Chairman,                    III
                                    Secretary and Director
Aneida Cornejo                51    Controller                                    --
Howard H. Hedinger(1)(2)      63    Director                                      II
Ellison C. Morgan(1)(2)       61    Director                                       I

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     MAURICE B. NEWMAN has served as a director since May 1997. Mr. Newman was appointed Chairman of the Board of the Company effective September 29, 1997, and Chief Executive Officer effective July 1, 1998. From September 29, 1997 to July 1, 1998, Mr. Newman served as the Chief Operating Officer of the Company. Mr. Newman was President and Chief Executive Officer of California Mart from May 1994 until his appointment as Chairman of the Board of the Company. From 1987 to 1994, he was President, marketing and licensing, of Cherokee, Inc. Mr. Newman was a management consultant to the apparel industry from 1986 to 1987. From 1985 to 1986, Mr. Newman was President of Calvin Klein, Inc. Mr. Newman was President of Cole of California from 1977 to 1985, and, from 1965 to 1977, he was Vice President of Sirena, Inc.

     DOUGLAS ARBETMAN has served as the President and a director of the Company since February 1990 and has served as the Vice Chairman and Secretary since July 1, 1998. From February 1990 to July 1, 1998, Mr. Arbetman served as the Chief Executive Officer of the Company. From 1989 until joining the Company, Mr. Arbetman was the President of Cherokee Swimwear. From 1987 to 1989, Mr. Arbetman was President of Reebok Apparel, a division of Reebok International Ltd. From 1982 to 1987, Mr. Arbetman was Vice President of Merchandising for Cole of California. Prior to 1982, Mr. Arbetman held various management positions and was a women's swimwear buyer for Bloomingdales and Robinsons Department Stores. Mr. Arbetman received a B.S. degree from Emerson College in 1969. In 1996, Mr. Arbetman was appointed to the Board of Overseers of Emerson College.

     ANEIDA CORNEJO has served as Controller of the Company since June 29, 1998. From May 1994 until joining the Company, Ms. Cornejo served as Controller for Apparel Ventures, Inc.

     HOWARD H. HEDINGER has served as a director since May 1997. Since 1959, Mr. Hedinger has been an executive officer and director of American Steel, a West Coast steel service center chain based in Portland, Oregon. American Steel is a subsidiary of American Industries, which has interests in real estate and other investments. Since the 1970s, Mr. Hedinger has been the President and Chairman of American Industries. American Industries presently owns fifty percent of American Steel LLC, a steel service center chain, also based in the Pacific Northwest, and is a joint venture partner with Reliance Steel & Aluminum, a publicly held company based in Los Angeles. Mr. Hedinger is a board member of American Steel LLC.

     ELLISON C. MORGAN has served as a director since May 1997. Mr. Morgan has been Chairman and Chief Executive Officer of 2030 Investors LLC, a family investment company since 1996. From 1986 to 1996, he was President and Chief Executive Officer of the M Financial Group and M Life Insurance Company, a national marketing and reinsurance organization. Prior to 1986, Mr. Morgan was founder and Chief Executive Officer of Management Compensation Group Northwest. Mr. Morgan is a director of American Industries. On September 30, 1998, Mr. Morgan settled an action brought by the Securities and Exchange Commission (the "SEC") alleging a violation of Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 promulgated thereunder that is unrelated to Mr. Morgan's position with the Company. Without admitting or denying the allegations of the SEC's complaint, Mr. Morgan agreed to disgorge profits and pay civil penalties totaling $229,808, and consented to a permanent injunction requiring him to comply with the relevant sections of the federal securities laws and rules.

     There are no family relationships among directors or executive officers of the Company and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee, each of which consists of two directors who serve at the discretion of the Board of Directors.

     The Audit Committee is chaired by Mr. Morgan, and its members are Messrs. Hedinger and Morgan. Messrs. Hedinger and Morgan were elected to the Board of Directors and appointed to the Audit Committee on May 22, 1997. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company's independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with the Company's independent accountants the Company's internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company's independent accountants and (v) to review the Company's quarterly financial statements prior to public issuance. The Audit Committee met once during fiscal 1998.

     The Compensation Committee is chaired by Mr. Hedinger, and its members are Messrs. Hedinger and Morgan. Messrs. Hedinger and Morgan were elected to the Board of Directors and appointed to the Compensation Committee on May 22, 1997. The purposes of the Compensation Committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's 1994 Employee Stock Incentive Plan (the "Stock Incentive Plan") and profit sharing plan will be granted, (iii) to make periodic reports to the Board of Directors as to the status of such plans and
(iv) to review and recommend to the Board of Directors additional compensation plans. The Compensation Committee met two times during fiscal 1998.

MEETINGS OF DIRECTORS

     The Board of Directors met six times during fiscal 1998. All of the persons who were directors of the Company during fiscal 1998 attended at least 75% of the total number of meetings of the Board of Directors and meetings held by all committees on which they served during fiscal 1998.

PROCEDURES FOR STOCKHOLDER NOMINATIONS

     The Board of Directors does not have a standing nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Bylaws. Nominations of individuals for election to the Board of Directors at an annual meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at that meeting who gives timely written notice to the Company. Such notice must be received at the Company's principal executive offices not less than 90 calendar days prior to the day and month on which, in the immediately preceding year, the annual meeting for such year was held.

     A stockholder's notice of intent to nominate must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A promulgated under the Exchange Act, including, but not limited to, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Such stockholder notice must also set forth the name, age, business address, residence address and the principal occupation or employment of the nominee and the name and address, as they appear on the Company's books, of the nominating stockholder and the class and number of shares of the Company's stock which are beneficially owned by such stockholder. No person shall be eligible for election as a director of the Company unless nominated in accordance with these procedures. The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. It is the Company's policy that all such reports be timely filed. Based solely upon a review of copies of reports filed with the SEC prior to June 30, 1998 and certifications furnished by each of the reporting persons, we believe that all persons subject to the reporting requirements of Section 16(a) have timely filed all reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1995, the Company established a swimwear manufacturing facility in leased premises in Sonora, Mexico to support the growth of the Company's private label swimwear business and enhance the Company's capacity for quality, low-cost production. In January 1997, the Company established a resortwear manufacturing facility in leased premises in Sonora, Mexico to support the continuing growth of this division. In July 1998, American Industries, a corporation controlled by Howard H. Hedinger, a director of the Company, acquired the premises containing the Mexican swimwear manufacturing facilities. The Company and American Industries have renegotiated the terms of the Company's lease of these premises and the terms upon which American Industries will expand these premises for the production of resortwear, Rose Marie Reid swimwear and intimate apparel. The new lease is for a 10-year term commencing on August 1, 1998 at a base rent of $2,750 per month for the first 12 months and adjustable thereafter based on changes in the consumer price index and the completion of the expansion of the premises.

DIRECTOR COMPENSATION

     The Company reimburses each director who is not employed by the Company for all expenses incurred by him in his capacity as a director of the Company. The Board of Directors may modify such compensation in the future. In addition, the Stock Incentive Plan provides for the grant to directors of options to purchase Common Stock in the discretion of the committee of the Board of Directors that administers the plan. On July 1, 1997, Messrs. Hedinger, Morgan and Newman were each granted options to purchase up to 25,000 shares of Common Stock pursuant to the Stock Incentive Plan at an exercise price of $3.50 per share. Messrs. Hedinger and Morgan were each granted options to purchase an additional 25,000 shares of Common Stock pursuant to the Stock Incentive Plan at an exercise price of $3.875 per share on November 4, 1997. Such options are immediately exercisable and will expire on the fifth anniversary of the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during fiscal 1996, 1997 and 1998 to each person who acted in the capacity of an executive officer and who received salary and bonus at a rate in excess of $100,000 during fiscal 1998 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                                 -----------------------
                                            ANNUAL COMPENSATION                          AWARDS
                              ------------------------------------------------   -----------------------
                                                                                              SECURITIES
                                                                                 RESTRICTED   UNDERLYING
                                                               OTHER ANNUAL        STOCK       OPTIONS/
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)   AWARDS($)     SARS(#)
---------------------------   ----   ---------   --------   ------------------   ----------   ----------
Maurice B. Newman...........  1998    300,000    230,000          13,476            --         105,000(3)
  Chairman of the Board and   1997         --         --              --            --              --
  Chief Executive Officer     1996         --         --              --            --              --
Douglas Arbetman............  1998    365,000    365,000          17,375            --         234,958(4)
  President, Vice Chairman    1997    350,000    106,330          13,030            --              --
  and Secretary               1996    350,000     39,375          16,031            --          86,000(5)
Henry R. Mandell............  1998     99,000(7)      --              --            --              --
  Former Executive Vice       1997    160,000     16,320           8,662            --              --
  President, Chief Financial  1996    152,849      8,598           9,250            --          22,000(4)
  Officer and Secretary(6)

                               LONG-TERM COMPENSATION
                              -------------------------
                                       PAYOUTS
                              -------------------------

                                            ALL OTHER
                                 LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION   PAYOUTS($)      ($)(2)
---------------------------   ----------   ------------
Maurice B. Newman...........     --            1,500
  Chairman of the Board and      --               --
  Chief Executive Officer        --               --
Douglas Arbetman............     --            1,500
  President, Vice Chairman       --            1,500
  and Secretary                  --            1,500
Henry R. Mandell............     --          160,000
  Former Executive Vice          --            1,500
  President, Chief Financial     --            1,500
  Officer and Secretary(6)

---------------
(1) Consists of automobile lease, insurance, fuel and maintenance expenses, premiums on supplemental long-term disability insurance and, for Mr. Arbetman, premiums on key man life insurance payable to him.

(2) Consists of reimbursement of medical and dental expenses not covered by insurance plans provided by the Company to employees generally, and a severance payment for Mr. Mandell in fiscal 1998.

(3) Consists of 25,000 and 80,000 shares issuable pursuant to options granted under the Stock Incentive Plan on July 1, 1997 and November 4, 1997, respectively.
                                              (Footnotes continued on next page)

(4) Consists of shares issuable pursuant to options originally granted under the Stock Incentive Plan on August 12, 1994 and that were repriced from $4.75 to $3.50 per share on July 1, 1997.

(5) Consists of shares issuable pursuant to options granted under the Stock Incentive Plan on June 28, 1996.

(6) Mr. Mandell resigned as a director and the Executive Vice President, Chief Financial Officer and Secretary of the Company on January 16, 1998.

(7) Includes a payment of $15,000 for accrued vacation pay.

EMPLOYMENT AGREEMENTS

     Effective as of July 1, 1998, the Company amended and restated the then existing employment agreement with Douglas Arbetman. Pursuant to his amended and restated employment agreement with the Company, Mr. Arbetman is entitled to (i) receive a minimum annual base salary of $350,000, plus reimbursement of reasonable business and entertainment expenses, (ii) receive an annual bonus, up to 100% of his base salary, based upon the satisfaction of performance goals to be determined by the Board of Directors, which bonus shall be fixed at $365,000 only for the fiscal year ended June 30, 1998, (iii) participate in all plans sponsored by the Company for executive officers in general and receive paid vacation, (iv) receive $500,000 of life insurance payable as directed by him,
(v) receive an option to purchase up to 100,000 shares of Common Stock at the fair market value of the shares on the date of grant, and (vi) receive an $850 monthly automobile allowance, together with reimbursement of expenses for insurance, fuel and maintenance. The agreement, as amended and restated, will terminate on June 30, 2001 and shall automatically be renewed for successive one-year terms unless terminated earlier. In the event the Company terminates Mr. Arbetman's employment before the end of the stated term without cause or Mr. Arbetman terminates his employment for specified causes, the Company will be obligated to pay Mr. Arbetman an amount equal to his base salary and employee benefits for two years. In the event the Company terminates his employment before the end of the stated term with cause, the Company is obligated to pay the base salary only through the date of termination.

     Effective July 1, 1997, the option granted to Mr. Arbetman to purchase up to 267,150 shares of Common Stock at the initial public offering price of $4.75 was repriced at an exercise price of $3.50 per share. Mr. Arbetman is entitled to purchase up to 200,958 shares at the amended price of $3.50 per share pursuant to the unexercised portion of such option.

     Effective September 29, 1997, the Company entered into an employment agreement pursuant to which Maurice B. Newman has been appointed Chief Executive Officer of the Company. Pursuant to this agreement, as subsequently amended, Mr. Newman is entitled to (i) receive an annual base salary of $300,000, plus reimbursement of reasonable business and entertainment expenses, (ii) receive an annual bonus, up to $250,000, based upon the satisfaction of performance goals to be determined by the Board of Directors, (iii) participate in all plans sponsored by the Company for executive officers in general and receive paid vacation, (iv) receive an option to purchase up to 25,000 shares of Common Stock at $3.50 per share, and 80,000 shares of Common Stock at $3.875 per share, (v) receive an $850 monthly automobile allowance, together with reimbursement of expenses for insurance, fuel and maintenance, (vi) receive a special bonus of $30,000 to be paid on January 1, 1998, and (vii) the right to receive his base salary and employee benefits (or the economic equivalent) for 90 days if the employment agreement is terminated under certain circumstances, not renewed or extended beyond its initial term or upon Mr. Newman's resignation. The agreement will terminate on September 29, 1999 and shall be renewed for successive two-year terms unless terminated earlier.

STOCK INCENTIVE PLAN

     The Company adopted the 1994 Employee Stock Incentive Plan (the "Stock Incentive Plan") pursuant to which officers, directors, employees and independent contractors (including independent sales representatives) of the Company are eligible to receive shares of Common Stock or other securities or benefits with a value derived from the value of the Common Stock.

     The purpose of the Stock Incentive Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's stockholders by providing for or increasing their proprietary interests in the Company.

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Incentive Plan is 1,172,465 (subject to adjustments to prevent dilution).

     The description of the Stock Incentive Plan provided below is qualified in its entirety by the full text of the Stock Incentive Plan, copies of which are available for review at the Company's principal executive office and will be furnished to stockholders without charge upon request of the Company, 10333 Vacco Street, South El Monte, California 91733, Attention: Maurice B. Newman.

     Administration. The Stock Incentive Plan is administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Stock Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the Stock Incentive Plan are borne by the Company.

     Terms of Awards. The Stock Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of the Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

     An award granted under the Stock Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. Any stock option granted to an employee may be a tax-benefited incentive stock option or a non-qualified stock option that is not tax-benefited. A stock option granted to a non-employee director may only be a non-qualified stock option.

     An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by
(i) delivering previously owned shares of capital stock of the Company or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directors at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to the Company of proceeds from the sale of such shares.

     Subject to limitations imposed by law, the Board of Directors may amend or terminate the Stock Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Incentive Plan of any rights thereunder without his consent.

     Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Stock Incentive Plan is designed to comply with Rule 16b-3.

     Awards may not be granted under the Stock Incentive Plan after the tenth anniversary of the adoption of the Stock Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Incentive Plan.

STOCK OPTION GRANTS

     The following table sets forth certain information concerning the grant of stock options during fiscal 1998 to the Named Executives.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1998

                                                                INDIVIDUAL GRANTS
                                            ---------------------------------------------------------        POTENTIAL
                                                                                                         REALIZABLE VALUE
                                                             PERCENT OF                                  AT ASSUMED ANNUAL
                                             NUMBER OF          TOTAL                                     RATES OF STOCK
                                             SECURITIES      OPTION/SARS                                PRICE APPRECIATION
                                             UNDERLYING      GRANTED TO      EXERCISE                   FOR OPTION TERM(1)
                                            OPTIONS/SARS    EMPLOYEES IN     OR BASE     EXPIRATION    ---------------------
                   NAME                       GRANTED          FY 1998        PRICE         DATE          5%         10%
                   ----                     ------------   ---------------   --------   -------------  --------   ----------
Maurice B. Newman.........................     25,000(2)         4.3%         $ 3.50      July 2002    $  8,221   $   33,288
                                               80,000(3)        13.6           3.875    November 2007   194,960      494,056
Douglas Arbetman..........................    234,958(4)        40.0            3.50     August 2004    325,816    1,005,620
Henry R. Mandell(5).......................         --             --              --         --              --           --

---------------
(1) The Potential Realizable Value is the product of (a) the difference between
    (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at June 30, 1998. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

(2) Consists of shares which Mr. Newman had the right to purchase at June 30, 1998 upon the exercise of stock options granted pursuant to the Stock Incentive Plan on July 1, 1997, which options became exercisable upon the date of grant.

(3) Consists of shares which Mr. Newman had the right to purchase at June 30, 1998 upon the exercise of stock options granted pursuant to the Stock Incentive Plan on November 4, 1997, which options became exercisable upon the date of grant.

(4) Includes 200,958 shares which Mr. Arbetman had the right to purchase at June 30, 1998 upon the exercise of stock options originally granted pursuant to the Stock Incentive Plan on August 12, 1994, which options became exercisable upon the date of grant and were repriced from $4.75 to $3.50 per share on July 1, 1997.

                                              (Footnotes continued on next page)

(5) Mr. Mandell resigned as a director and the Executive Vice President, Chief Financial Officer and Secretary of the Company on January 16, 1998.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executives concerning the exercise of options during fiscal 1998 and unexercised options held by the Named Executives as of June 30, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                                                      OPTIONS AT 06/30/98              AT 06/30/98(1)
                                     SHARES ACQUIRED    VALUE     ----------------------------   ---------------------------
               NAME                    ON EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  ---------------   --------   -----------    -------------   -----------   -------------
Maurice B. Newman..................           --             --      105,000(2)       --          $311,250          --
Douglas Arbetman...................      120,000       $387,750      200,958(3)       --          $653,114          --
Henry R. Mandell...................       71,900       $305,775           --          --                --          --

---------------
(1) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on June 30, 1998 as reported on the Nasdaq National Market ($6.75 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(2) Consists of 25,000 and 80,000 shares Mr. Newman has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan at an exercise price of $3.50 and $3.875 per share, respectively, which options became exercisable on the date of grant.

(3) Consists of shares Mr. Arbetman has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan and repriced at an exercise price of $3.50 per share, which options became exercisable on the date of grant.

OPTION REPRICINGS

     The following table sets forth certain information with respect to executive officers concerning the repricing of options during fiscal 1998.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                               LENGTH OF
                                                     NUMBER OF                                                  ORIGINAL
                                                     SECURITIES    MARKET PRICE      EXERCISE                 OPTION TERM
                                                     UNDERLYING    OF STOCK AT       PRICE AT                 REMAINING AT
                                                    OPTIONS/SARS     TIME OF         TIME OF         NEW        DATE OF
                                                    REPRICED OR    REPRICING OR    REPRICING OR    EXERCISE   REPRICING OR
               NAME                      DATE         AMENDED       AMENDMENT       AMENDMENT       PRICE      AMENDMENT
               ----                  ------------   ------------   ------------    ------------    --------   ------------
Douglas Arbetman...................  July 1, 1997      234,958(1)    $3.00(2)         $4.75         $3.50       7 years
  President, Vice Chairman
  and Secretary

---------------
(1) Consists of shares issuable pursuant to options originally granted under the Stock Incentive Plan on August 12, 1994.

(2) The closing sale price of the Common Stock as reported on the Nasdaq National Market on July 1, 1997.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE

     Since its inception, the Company has maintained the philosophy that executive compensation should be competitive with that provided to others in the women's swimwear industry to assist the Company in attracting and retaining executives critical to the Company's long-term success.

     Effective September 29, 1997, the Company entered into an employment agreement pursuant to which Maurice B. Newman was employed as the Chief Executive Officer of the Company, and effective July 1, 1998, amended and restated the employment agreement of Douglas Arbetman, the President of the Company, in order to be assured of their continued services and their experience, knowledge and abilities. In determining the salaries and the perquisites provided for in such agreements, the Committee considered, among other things, (i) the net sales and net income history of the Company, (ii) the estimated near and intermediate term results of operations of the Company, (iii) the position of the Company in its industry, (iv) the expertise of these individuals, (v) the current sales, net income growth and capital structure of the Company and comparable companies, and (vi) salaries and perquisites of executives of comparable companies.

     At the beginning of fiscal 1998, the Committee established individual performance objectives for each executive officer and performance objectives for the Company as a whole. Payment of discretionary bonuses in fiscal 1998 was based upon the satisfaction of such objectives, as well as a subjective assessment of the individual's actual and potential contribution to the Company. In the case of Messrs. Arbetman and Newman, the Committee was particularly influenced by their roles in the Company's performance (including the substantial improvement in the Company's net sales, gross profit margin and net income compared with fiscal 1997), the successful launch of the Liz Claiborne line of better contemporary swimwear and acquisition and successful launch of the Jezebel line of intimate apparel. On September 22, 1998, the Committee approved an amendment to Mr. Newman's employment agreement increasing the maximum bonus thereunder from $200,000 to $250,000.

     Executive officers are also permitted to participate in the benefit plans provided to employees generally. The incremental cost to the Company of the benefits provided to Messrs. Arbetman and Newman under these plans averaged approximately 4% percent of their base salaries in fiscal 1998.

     On September 2, 1997, the Board of Directors adopted and on November 4, 1997 the stockholders approved an amendment to the Stock Incentive Plan increasing from 822,465 to 1,172,465 the number of shares of Common Stock which may be subject to awards granted pursuant thereto. The purpose of this Plan is to enable the Company to attract and retain employees by providing for performance-based incentive compensation awards, including stock options, stock appreciation rights and other performance-based awards.

     The Committee believes that, in addition to enabling the Company to attract and retain qualified non-employee directors and management, stock ownership by key employees, including executive officers, and by non-employee directors provides valuable performance incentives for such persons, who will benefit as the price of Common Stock increases. In support of these objectives, the Company granted (i) to each of Messrs. Hedinger, Morgan and Newman an option to purchase up to 25,000 shares of Common Stock pursuant to the Stock Incentive Plan at an exercise price of $3.50 per share; (ii) to each of Messrs. Hedinger and Morgan an additional option to purchase up to 25,000 shares of Common Stock at an exercise price of $3.875 per share and to Mr. Newman an additional option to purchase up to 80,000 shares of Common Stock at an exercise price of $3.875 per share.

     During the first quarter of fiscal 1998, the Committee reviewed the options held by Mr. Arbetman and certain other key employees of the Company, and noted that a decline in the price of Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Stock Incentive Plan having exercise prices well above the recent historical trading prices for the Common Stock. The Committee believes that such "out of the money" stock options no longer serve the performance incentive purposes of the Stock Incentive Plan, and that losses of key employees could result from the decline in the value of the total compensation package for long-term employees of the Company holding such options. Considering these factors, the Committee has determined that it is in the best interests of the Company and its stockholders to restore the incentives for Mr. Arbetman and other key employees of the Company to remain as employees and to exert their maximum efforts on behalf of the Company by amending the stock options previously granted to them under the Stock Incentive Plan effective July 1, 1997 to reflect an exercise price of $3.50 per share. Options to purchase 234,958 shares initially granted to Mr. Arbetman at $4.75 per share, the initial public offering price, and 87,500 options initially granted to eleven (11) additional employees at an exercise price of between $4.00 and $7.00 per share, were so amended. Such repriced options will remain subject to all other terms and conditions, including vesting schedules and termination dates, as were applicable to the original grant.

Dated: September 22, 1998                 THE COMPENSATION COMMITTEE

                                          Ellison C. Morgan
                                          Howard H. Hedinger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is or has been an officer or employee of the Company except for Mr. Newman, the Chairman of the Board and Chief Executive Officer, who served on the Compensation Committee during a portion of fiscal 1998. None of the Company's executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

     In July 1998, American Industries, a corporation controlled by Howard H. Hedinger, a director and member of the Compensation Committee of the Company, acquired the premises containing the Company's Mexican swimwear manufacturing facilities. The Company and American Industries have renegotiating the terms of the Company's lease of these premises and the terms upon which American Industries will expand these premises for the production of resortwear, Rose Marie Reid swimwear and intimate apparel. The new lease is for a 10-year term commencing on August 1, 1998 at the base rent of $2,750 per month for the first 12 months and adjustable thereafter based on changes in the consumer price index and the completion of the expansion of the premises. See "Certain Relationships and Related Transactions."

PERFORMANCE GRAPH

     The following graph compares the quarterly percentage change in the Company's cumulative total stockholder return on Common Stock with (i) the cumulative total return of the Nasdaq National Market index and (ii) the cumulative total return of companies with the standard industrial code (SIC) 2339 over the period from August 16, 1994 (the date of the Company's initial public offering) through June 30, 1998. The component entities of SIC Code 2339 were generated by Media General Financial Services, Inc. All the entities in SIC Code 2339 were incorporated into the peer group. The graph assumes an initial investment of $100 and the reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG THE SIRENA APPAREL GROUP,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                                         'FEMALE OUTERWEAR,     NASDAQ MARKET
                                    SIRENA APPAREL GRP          NEC'                INDEX
AUG-94                                    100.00               100.00              100.00
SEP-94                                    100.00               108.70               98.90
DEC-94                                    121.05               104.19               96.91
MAR-95                                    152.63               105.99               99.77
JUN-95                                    173.68               116.56              109.15
SEP-95                                    168.42               140.53              121.61
DEC-95                                    131.58               136.39              120.64
MAR-96                                    119.74               133.60              126.21
JUN-96                                     65.79               135.50              135.56
SEP-96                                     50.00               115.89              139.30
DEC-96                                     54.61                97.26              145.85
MAR-97                                     64.47                73.57              138.44
JUN-97                                     63.16                73.99              163.78
SEP-97                                     89.47                69.44              190.95
DEC-97                                     84.21                49.95              178.92
MAR-98                                    113.16                51.65              209.69
JUN-98                                    142.11                39.65              215.10

LIMITATION ON LIABILITY AND INDEMNIFICATION

     The Certificate of Incorporation of the Company limits the liability of the Company's directors for monetary damages arising from a breach of their fiduciary duties to the Company and its stockholders, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Such provisions may require the Company, among other things, (i) to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, provided such persons acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred by its officers and directors as a result of any proceeding against them as to which they could be indemnified and (iii) to obtain directors' and officers' insurance if available on reasonable terms. There is no action or proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEE.

                                   PROPOSAL 2

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1999. Ernst & Young LLP, the Company's accountants for the fiscal year ended June 30, 1998, performed audit services for fiscal 1998 which included the examination of the consolidated financial statements of the Company and services relating to filings with the SEC. All professional services rendered by Ernst & Young LLP during fiscal 1998 were furnished at customary rates and terms. Representatives of Ernst & Young LLP will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Stockholders are being asked to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

                           PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the proxy statement for the Company's 2000 annual meeting of stockholders must be submitted to the Company by a stockholder on or before June 25, 1999, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to September 8, 1999, the proxies solicited by the Board of Directors for the 2000 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2000 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended June 30, 1998 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Ernst & Young LLP, the Company's independent auditors.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED JUNE 30, 1998 BY WRITING TO THE COMPANY AT 10333 VACCO STREET, SOUTH EL MONTE, CALIFORNIA 91733,
ATTENTION: MAURICE B. NEWMAN.

                                 OTHER BUSINESS

     Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors, and authority to do so is included in the Proxy.

                                          By Order of the Board of Directors,

                                          /s/ MAURICE B. NEWMAN
                                          Maurice B. Newman
                                          Chairman of the Board and
                                          Chief Executive Officer
Dated: October 23, 1998

REVOCABLE PROXY          THE SIRENA APPAREL GROUP, INC.          REVOCABLE PROXY

              ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 19, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholders(s) of The Sirena Apparel Group, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Maurice B. Newman and Douglas Arbetman, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Sheraton Hotel, 888 Montebello Boulevard, Rosemead, California 91770, on Thursday, November 19, 1998, at 11:00 a.m., California time, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1. ELECTION OF DIRECTOR                [ ] FOR the nominee listed below       [ ] WITHHOLD AUTHORITY
                                                                                  to vote for the nominee
                                                                                  listed below

 Nominee and the year his term expires:    Howard H. Hedinger  . . . . .  2002

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999.
                   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment thereof.
                   FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

                      Please Sign and Date on Reverse Side

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE NOMINEE LISTED FOR DIRECTOR ON THE REVERSE AND "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1999. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Date:
      --------------------                         -------------------------
                                                      (Number of Shares)

                                                   -------------------------
                                                     (Name of Stockholder,
                                                           Printed)

                                                   -------------------------
                                                         (Signature of
                                                         Stockholder)

                                                   -------------------------
                                                     (Name of Stockholder,
                                                           Printed)

                                                   -------------------------
                                                         (Signature of
                                                         Stockholder)

                                                   (Please date this Proxy
                                                   and sign your name as it
                                                   appears on your stock
                                                   certificate(s). Executors,
                                                   administrators, trustees,
                                                   etc., should give their
                                                   full titles. All joint
                                                   owners should sign.)

                                                   I (We) do [ ] do not [ ]
                                                   expect to attend the
                                                   Meeting.

This Proxy will be voted "FOR" the election of the nominee whose name appears on the reverse unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated on the reverse hereof, this Proxy will be voted "FOR" ratification of the appointment of Ernst & Young LLP as the Company's certified public accountants for the fiscal year ending June 30, 1999. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.